UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14C
(RULE 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934 (Amendment No. )

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

LIFE NUTRITION PRODUCTS, INC.
(Name of Registrant as Specified in Its Charter)

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☐	Fee computed on the table below per Exchange Act Rules 14c-5(g) and 0-11.

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☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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LIFE NUTRITION PRODUCTS, INC.
Units 2611-13A, 26/F
113 Argyle Street, Mongkok
Kowloon, Hong Kong, SAR

INFORMATION STATEMENT

CONSENT OF STOCKHOLDERS IN LIEU OF SPECIAL MEETING
_____________________________

The purpose of this Information Statement is to notify you that the holders of shares representing a majority of the voting securities of Life Nutrition Products, Inc., a Delaware corporation (referred to herein as the “Company”, “we”, “us” and “our”), as of May 10, 2013 (the “Record Date”), have given their written consent to resolutions adopted by the Board of Directors to amend the Certificate of Incorporation so as to change the name of the Company from “Life Nutrition Products, Inc.” to “ADGS Advisory, Inc.” (the “Corporate Name Change”). This Information Statement is first being mailed to stockholders of the Company on or about May __, 2013. The Corporate Name Change will not become effective until at least twenty (20) days after the initial mailing of this Information Statement.

Delaware corporation law permits holders of a majority of the voting power to take stockholder action by written consent. Accordingly, the Company will not hold a meeting of its stockholders to consider or vote upon the Corporate Name Change as described in this Information Statement.

The principal executive office of the Company is located at Units 2611-13A, 26/F, 113 Argyle Street, Mongkok, Kowloon, Hong Kong SAR. The telephone number of the principal executive office of the Company is (852) 2374-0002.

_________________________________

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The date of this Information Statement is May __, 2013

GENERAL INFORMATION

On December 7, 2012, the Company entered into a share exchange agreement (the “Original Exchange Agreement”) with ADGS Advisory Limited, a Hong Kong corporation (“ADGS”) and ADGS Advisory (Holding) Limited, a British Virgin Islands corporation (“ADGS Holding”). Pursuant to the Original Exchange Agreement, at the closing of the transaction contemplated thereunder (the “Transaction”), the Company agreed to acquire 100% of the issued and outstanding capital stock of ADGS, making ADGS a wholly-owned subsidiary of the Company. In consideration for the purchase of 100% of the issued and outstanding capital stock of ADGS, the Original Exchange Agreement provided that the Company would issue a total of 20,155,000 newly issued shares of the Company’s Common Stock.

On March 28, 2013, the Company entered into an amendment (the “Amendment”) to the Original Exchange Agreement (the Original Exchange Agreement, as amended is referred to herein as the “Exchange Agreement”) pursuant to which the Company agreed to acquire all of the outstanding shares of Almonds Kisses Limited (BVI), a British Virgin Islands company (“Almonds Kisses BVI”), from the eight stockholders of Almonds Kisses BVI (the “Stockholders”), instead of the shares of ADGS, on the same terms and conditions set forth in the Exchange Agreement.  Almonds Kisses BVI is the owner of 100% of the issued and outstanding capital stock of ADGS. The Original Exchange Agreement incorrectly indicated that such owner was ADGS Holdings which error was corrected in the Amendment. The Stockholders were Tong Wing Yee, Tong Wing Shan, Tso Yin Yee, Pang Yiu Kwong, Sin Kok Ho, Fahy Roase-Collette, Tsang Kwai Chun and ADGS Holdings, each of whom executed the Amendment.

On April 12, 2013, the transactions contemplated by the Exchange Agreement were consummated whereby, among other things, the Company acquired all of the issued and outstanding capital stock of Almonds Kisses BVI in exchange for an aggregate of 20,155,000 newly issued shares of the Company’s Common Stock (the “Acquisition”). As a result of the Acquisition, Almonds Kisses BVI became our wholly-owned subsidiary. Almonds Kisses BVI, in turn, owns all of the issued and outstanding capital stock of ADGS. Almonds Kisses BVI also owns 100% of the issued and outstanding capital stock of Vantage Advisory Limited, a Hong Kong corporation which was acquired by Almonds Kisses BVI in January 2013. As a result of the Acquisition, the former stockholders of Almonds Kisses BVI now own 80.6% of the Company’s issued and outstanding Common Stock.

Section 228 of the General Corporation Law of the State of Delaware states that, unless otherwise provided in the certificate of incorporation, any action that may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and those consents are delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. The Company’s Certificate of Incorporation contains no provision or language in any way limiting the right of stockholders of the Company to take action by written consent.

On May 10, 2013 (the “Record Date”), holders of shares representing a majority of the voting securities of the Company have given their written consent to resolutions adopted by the Board of Directors to amend the Certificate of Incorporation so as to change the name of the Company from “Life Nutrition Products, Inc.” to “ADGS Advisory, Inc.” (the “Corporate Name Change”). Such written consents were given by Tong Wing Yee, Tong Wing Shan, Tso Yin Yee, Pang Yiu Kwong, Sin Kok Ho, Fahy Roase-Collette, Tsang Kwai Chun and ADGS Holdings, the eight former stockholders of Almonds Kisses BVI, who now hold in the aggregate 20,155,000 shares of the Company’s Common Stock (80.6% of the outstanding Common Stock which are the Company’s only outstanding voting securities). Under Delaware corporation law, and as described above, the consent of the holders of a majority of the voting power is effective as stockholders’ approval. We will file a Certificate of Amendment to the Certificate of Incorporation of the Company in order to effect the Corporate Name Change, provided, however, that in accordance with the requirements of the Securities Exchange Act of 1934 and Regulation 14C promulgated thereunder, the Corporate Name Change will not be filed with the Secretary of State of Delaware or become effective until at least twenty (20) calendar days after the mailing of this Information Statement. On the Record Date, the Company had outstanding 25,000,000 shares of Common Stock, which are the only outstanding voting securities of the Company as of the Record Date. Each share of Common Stock is entitled to one vote.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

The following table sets forth information concerning the beneficial ownership of our Common Stock as of the Record Date by (i) any person or group owning of record or beneficially 5% or more of our Common Stock, (ii) each director, (iii) our chief executive officer and each other executive officer whose cash compensation for the most recent fiscal year exceeded $100,000, and (iv) all executive officers and directors as a group. Except as indicated in the footnotes to the table below, the address of each of the beneficial owners named in the table below is in care of the Company, Units 2611-13A, 26/F, 113 Argyle Street, Mongkok, Kowloon, Hong Kong, SAR. Except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in the table to our knowledge have sole voting and investment power with respect to all shares of securities shown as beneficially owned by them. The information in this table is as of the Record Date based upon 25,000,000 shares of Common Stock outstanding. Shares of Common Stock have one vote per share.

Name of Beneficial Owner	Common Stock Beneficially Owned		Percent of Class(1)
Tong Wing Shan	9,069,750		36.3%

Tong Wing Yee	9,069,750		36.3%

Li Lai Ying	0	(2)	0%

Tso Yin Yee	655,037		2.6%

Pang Yiu Kwong	503,875		2.0%

All Directors & Officers
as a Group (3 persons)	1,158,912		4.6%

(1)	Based upon 25,000,000 issued and outstanding shares of Common Stock.

(2)	Does not include shares owned by Tong Wing Shan and Tong Wing Yee, daughters of Li Lai Ying.

As a result of the Acquisition, the former stockholders of Almonds Kisses BVI, as a group, now have voting control of the Company.

AMENDMENT OF THE CERTIFICATE OF INCORPORATION
TO CHANGE THE NAME OF THE COMPANY

The Board of Directors of the Company has adopted a resolution to change the name of the corporation from “Life Nutrition Products, Inc.” to “ADGS Advisory, Inc.” (the “Corporate Name Change”). As stated above, the holders of shares representing a majority of the voting securities of the Company have given their written consent to the Corporate Name Change.

The Corporate Name Change has been approved because the new name better represents the Company’s shift in business focus resulting from the completion of the Acquisition effected on April 12, 2013 in which Almonds Kisses BVI became the Company’s wholly-owned subsidiary. Almonds Kisses BVI is a holding company which owns all of the issued and outstanding capital stock of ADGS Advisory Limited, a Hong Kong corporation (“ADGS”). ADGS is primarily engaged in providing accounting, taxation, company secretarial and consultancy services in Hong Kong and the PRC, which has now become the Company’s business focus. With the name “Life Nutrition Products, Inc.”, there is no relationship to the Company’s new business emphasis. The name “ADGS Advisory, Inc.” should allow the Company to continue to develop an identity in the marketplace which was started by ADGS prior to its acquisition by the Company.

The text of the amendment which we will file to the Certificate of Incorporation is as follows:

That Article I of the Certificate of Incorporation be and it hereby is amended to read in its entirety as follows:

“ARTICLE I

NAME

The name of the Corporation shall be ADGS ADVISORY, INC.”

Certificates for the Company’s Common Stock that recite the name “Life Nutrition Products, Inc.” will continue to represent shares in the Company after the Corporate Name Change has become effective. If, however, a stockholder wishes to acquire a certificate reciting the name “ADGS Advisory, Inc.” after the effectiveness of the Corporate Name Change, the stockholder may do so by surrendering its certificate to the Company’s transfer agent with a request for a replacement certificate and the appropriate stock transfer fee.

The Company’s transfer agent is: Olde Monmouth Stock Transfer Co., Inc., 200 Memorial Parkway, Atlantic Highlands, New Jersey 07716, Telephone (732) 872-2727, Fax (732) 872-2728.

NO DISSENTERS’ RIGHTS

Under Delaware law, stockholders are not entitled to dissenters’ rights with respect to the transactions described in this Information Statement.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). Such reports, proxy statements and other information may be inspected at the public reference room of the SEC at 100 F Street, N.E., Washington D.C. 20549. Copies of such material can be obtained from the facility at prescribed rates. Please call the SEC toll free at 1-800-SEC-0330 for information about its public reference room. Because the Company files documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

By Order of the Board of Directors,

Dated: May __, 2013	/s/ Li Lai Ying
Li Lai Ying,
Chairman of the Board and Chief Executive Officer